                                                                     Exhibit 5.1
                                                                     -----------



                     [Letterhead of Dorsey & Whitney LLP]

                                August 16, 2000



Pemstar Inc.
3535 Technology Drive, N.W.
Rochester, Minnesota 55901

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Pemstar Inc., a Minnesota corporation (the "Company"), in connection with the proposed registration by the Company pursuant to a Registration Statement on Form S-8 of 5,540,864 shares of Common Stock, par value $.01 per share (the "Shares"), which may be issued under the Company's 1994 Stock Option Plan, 1995 Stock Option Plan, 1997 Stock Option Plan, 1999 Amended and Restated Stock Option Plan, 2000 Stock Option Plan and the 2000 Employee Stock Purchase Plan (collectively, the "Plans").

     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

     In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinions, we have relied upon certificates and representations of officers of the Company, public officials and others.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

     Our opinions expressed above are limited to the laws of the State of Minnesota.

     We hereby consent to the filing of this opinion as an exhibit to the above-described Registration Statement.


                              Very truly yours,

                              /s/ Dorsey & Whitney LLP



JBA